Exhibit 4.2

KERR-McGEE CORPORATION

TO

Trustee

INDENTURE

Dated as of August 1,1982

KERR-McGEE CORPORATION
Reconciliation and tie between Trust Indenture Act of 1939 and
Indenture, dated as of August 1, 1982

Trust Indenture Act Section	Indenture Section
§ 310(a)(1)	609
(a)(2)	609
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	608
610
§ 311(a)	613(a)
(b)	613(b)
(b)(2)	703(a)(2)
703(b)
§ 312(a)	701
702(a)
(b)	702(b)
(c)	703(c)
§ 313(a)	703(a)
(b)	703(b)
(c)	703(a), 703(b)
(d)	703(c)
§ 314(a)	704
(c)(1)	102
(c)(2)	102
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	102
§ 315(a)	601(a)
(b)	602
703(a)(6)
(c)	601(b)
(d)	601(c)
(d)(1)	601(a)(1)
(d)(2)	601(c)(2)
(d)(3)	601(c)(3)
(e)	509
§ 316(a)	101
(a)(1)(A)	502
508
(a)(1)(B)	508
(a)(2)	Not Applicable
(b)	505
§ 317(a)(1)	503
(a)(2)	503
(b)	1003
§ 318(a)	107

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

TABLE OF CONTENTS

Page

Parties	1
Recitals	1
	ARTICLE ONE

	Definitions And Other Provisions Of General Application
Section 101.	Definitions	1
	Act	2
	Affiliate	2
	Authenticating Agent	2
	Board of Directors	2
	Board Resolution	2
	Business Day	2
	Commission	2
	Company	2
	Company Request and Company Order	2
	Consolidated Net Tangible Assets	3
	Corporate Trust Office	3
	Defaulted Interest	3
	Event of Default	3
	Funded Debt	3
	Holder	3
	Indenture	3
	interest	3
	Interest Payment Date	4
	Maturity	4
	Officers’ Certificate	4
	Opinion of Counsel	4
	Original Issue Discount Security	4
	Outstanding	4
	Paying Agent	5
	Person	5

i

	Predecessor Security	5
	Principal Property	5
	Redemption Date	5
	Redemption Price	5
	Regular Record Date	5
	Responsible Officer	6
	Restricted Subsidiary	6
	Securities	6
	Security Register and Security Registrar	6
	Special Record Date	6
	Stated Maturity	6
	Stockholders’ Equity	6
	Subsidiary	6
	Trustee	7
	Trust Indenture Act	7
	United States	7
	Voting Stock	7
	Yield to Maturity	7
Section 102.	Compliance Certificates and Opinions	7
Section 103.	Form of Documents Delivered to Trustee	8
Section 104.	Acts of Holders	8
Section 105.	Notices, etc., to Trustee and Company	9
Section 106.	Notice to Holders; Waiver	9
Section 107.	Conflict with Trust Indenture Act	10
Section 108.	Effect of Headings and Table of Contents	10
Section 109.	Successors and Assigns	10
Section 110.	Separability Clause	10
Section 111.	Benefits of Indenture	10
Section 112.	Governing Law	10
Section 113.	Legal Holidays	10
Section 114.	Indenture and Securities Solely Corporate Obligations	11
Section 115.	No Security Interest Created	11

	ARTICLE SIX

	The Trustee
Section 601.	Certain, Duties and Responsibilities	26
Section 602.	Notice of Defaults	27
Section 603.	Certain Rights of Trustee	28
Section 604.	Not Responsible for Recitals or Issuance of Securities	29
Section 605.	May Hold Securities	29
Section 606.	Money Held in Trust	29
Section 607.	Compensation and Reimbursement	29
Section 608.	Disqualification; Conflicting Interests	30
	(a) Elimination of Conflicting Interest or Resignation	30
	(b) Notice of Failure to Eliminate Conflicting Interest or Resign	30
	(c) “Conflicting Interest” Defined	30
	(d) Definitions of Certain Terms Used in this Section	32
	(e) Calculation of Percentages of Securities	33
Section 609.	Corporate Trustee Required; Eligibility	34
Section 610.	Resignation and Removal; Appointment of Successor	35
Section 611.	Acceptance of Appointment by Successor	36
Section 612.	Merger, Conversion, Consolidation or Succession to Business	37
Section 613.	Preferential Collection of Claims Against Company	37
Section 614.	Appointment of Authenticating Agent	41

	ARTICLE SEVEN

	Holders’ Lists And Reports By Trustee And Company
Section 701.	Company to Furnish Trustee Names and Addresses of Holders	42
Section 702.	Preservation of Information; Communications to Holders	43
Section 703.	Reports by Trustee	44
Section 704.	Reports by Company	45

	ARTICLE EIGHT

	Consolidation, Merger, Sale, Conveyance Or Lease
Section 801.	Consolidations and Mergers of Company and Conveyances Permitted Subject to Certain Conditions	46
Section 802.	Rights and Duties of Successor Corporation	46
Section 803.	Securities to be Secured in Certain Events	47
Section 804.	Officers’ Certificate and Opinion of Counsel	47
Section 805.	Limitation on Lease of Properties as Entirety	47

	ARTICLE NINE

	Supplemental Indentures
Section 901.	Supplemental Indentures without Consent of Holders	47
Section 902.	Supplemental Indentures with Consent of Holders	49
Section 903.	Compliance with Trust Indenture Act; Effect of Supplemental Indentures	50
Section 904.	Notation on Securities	50
Section 905.	Evidence of Compliance of Supplemental Indenture to be Furnished Trustee	50

	ARTICLE TEN

	Covenants
Section 1001.	Payment of Principal and interest	50
Section 1002.	Maintenance of Office or Agency	50
Section 1003.	Money for Security Payments to be held in Trust	51
Section 1004.	Payment of Taxes and Other Claims	52
Section 1005.	Maintenance of Principal Properties	52
Section 1006.	Statement as to Default	52
Section 1007.	Corporate Existence	53
Section 1008.	Limitation on Secured Debt	53
Section 1009.	Limitation on Sales and Leasebacks	54
Section 1010.	Waiver of Certain Covenants	55

	ARTICLE ELEVEN

	Redemption Of Securities
Section 1101.	Applicability of Article	56
Section 1102.	Notice of Redemption; Selection of Securities	56
Section 1103.	Payment of Securities Called for Redemption	57

v

ARTICLE TWELVE

Sinking Funds
Section 1201.	Applicability of Article	57
Section 1202.	Satisfaction of Mandatory Sinking Fund Payments with Securities	57
Section 1203.	Redemption of Securities for Sinking Fund	58

	ARTICLE THIRTEEN

	Holders’ Meetings
Section 1301.	Purposes of Meetings	59
Section 1302.	Call of Meetings by Trustee	60
Section 1303.	Call of Meetings by Company or Holders	60
Section 1304.	Qualifications for Voting	60
Section 1305.	Regulations	60
Section 1306.	Voting	61
Section 1307.	Revocation by Holders	62
Section 1308.	No Delay	62
Section 1309.	Action by Holders	62
Testimonium	68
Signatures and Seals	68
Acknowledgements	68

INDENTURE, dated as of August 1, 1982 between KERR-MCGEE CORPORATION, a Delaware corporation (hereinafter called the “Company”), and Citibank, N.A., a national banking association incorporated and existing under the laws of the -United States of America (hereinafter called the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (herein called the “Securities”), as in this Indenture provided, up to such principal amount or amounts as may from time to time be authorized in or pursuant to one or more Board Resolutions.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

Now, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

SECTION 101.          Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(3)  the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(4)  all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(5)  all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles which are generally accepted at the date or time of such computation; and

(6)  the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article Six, are defined in that Article.

“Act” when used with respect to any Holder has the meaning specified in Section 104.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any authenticating agent appointed by the Trustee pursuant to Section 614.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or required by law or executive order to be closed.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution of this Instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by the Chairman or Vice Chairman of the Board, the President or a Vice President. (any reference to a Vice President of the Company herein shall be deemed to include any Vice President of the Company whether or not designated by a number or a word or words added before or after the title “Vice President”), and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, arid delivered to the Trustee.

“Consolidated Net Tangible Assets” will be defined as the aggregate amount of assets included on a consolidated balance sheet of the Company and its Restricted Subsidiaries, less applicable reserves and other properly deductible items and after deducting therefrom (a) all current liabilities and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all in accordance with generally accepted accounting principles consistently applied.

“Corporate Trust Office” of the Trustee means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be principally administered, except that with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

“Defaulted Interest” has the meaning specified in Section 308.

“Event of Default” has the meaning specified in Article Five.

“Funded Debt” means all indebtedness for money borrowed, or evidenced by a bond, debenture, note or similar instrument or agreement whether or not for money borrowed, having a maturity of more than 12 months from the date as of which the amount thereof is being determined or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the form and terms of particular series of Securities established as contemplated hereunder; provided, however, that if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities for which such person is Trustee established as contemplated by Section 301, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party,

“interest” when used with respect to non-interest bearing Securities means interest payable after Maturity.

“Interest Payment Date” means the Stated Maturity of an instalment of interest on the Security (in the case of an interest-bearing Security.)

“Maturity” when used with respect to any Security means the date on which the principal of such Security becomes clue and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Officers’ Certificate” means a certificate signed by the Chairman or Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may (except as otherwise expressly provided in this Indenture) be counsel for the Company, acceptable to the Trustee.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 502.

“Outstanding” when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)  Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)  Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than. the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii)  Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

In determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purpose shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of the acceleration of the maturity thereof pursuant to Section 502.

“Paying Agent” means any Person authorized by the Company to pay the principal of (or premium, if any) or interest on any Securities on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and for the purposes of this definition, any Security authenticated and delivered under Section 306 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

“Principal Property” means any mineral producing property capable of producing minerals in paying quantities and any manufacturing or refining plant (together with the land upon which it is erected and fixtures comprising a part thereof) located in the continental United States owned by the Company or any Restricted Subsidiary, whether now owned or hereafter acquired (other than any facility hereafter acquired for the control or abatement of atmospheric pollutants or contaminants, water pollution, noise, odor or other pollution or otherwise financed through the issuance of industrial revenue bonds or similar types of financing) other than any such property or plant which, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its Subsidiaries as a whole.

“Redemption Date” when used with respect to any Security to be redeemed means the date fixed for such redemption by or pursuant to the Board Resolution establishing the series of Securities of which the Security to be redeemed is a member.

“Redemption Price” when used with respect to any Security to be redeemed means the price at which it is to be redeemed pursuant to the Board Resolution establishing the series of Securities of which the Security to be redeemed is a member.

“Regular Record Date” for the interest payable on any Interest Payment Date (in the case of an interest-bearing Security) means such date or dates as may be fixed for such purpose in the Board Resolution establishing the series of Securities of which the Security is a member.

“Responsible Officer” when used with respect to the Trustee means the Chairman or Vice-Chairman of the board of directors, the Chairman or Vice-Chairman of the executive committee of the board of directors, the President, any Vice President (whether or not designated by a number or a word or words added before or after the title “Vice President”), the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Senior Trust Officer, any Trust Officer or Assistant. Trust Officer or Associate Trust Officer, the Controller or any Assistant Controller or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer or assistant officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Subsidiary” means any Subsidiary (a) which is designated a Restricted Subsidiary by resolution of the Board of Directors, or (b) which owns or leases any Principal Property, except that such term shall exclude any Subsidiary the principal business of which is leasing assets, financing the sale of products or holding the securities of other Subsidiaries.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture; provided, however, that if at any time there is more than one Person acting as Trustee under this instrument, “Securities” with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this instrument and shall more particularly mean Securities authenticated and delivered under this instrument, exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Security Register” and “Security Registrar,” have the meanings specified in Section 305.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 308.

“Stated Maturity” when used with respect to any Security or any instalment of interest thereon means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

“Stockholders’ Equity” means as of any particular time the aggregate of capital, surplus and retained earnings of the Company and its consolidated Subsidiaries, as shown in the most recent consolidated financial statements of the Company and its consolidated Subsidiaries (including investments in and advances to others, made by the Company and/or by one or more consolidated Subsidiaries, at not more than cost), prepared in accordance with generally accepted accounting principles.

“Subsidiary” means a corporation at least a majority of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more Subsidiaries of the Company, or by the Company and one or more Subsidiaries of the Company.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee; provided, however, that if at any time there is more than one such person, “Trustee” as used with respect to the Securities of any series shall mean only the Trustee with respect to Securities of that series.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 903.

“United States” means the United States excluding its territories and possessions.

“Voting Stock” of a corporation means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Yield to Maturity” means the yield to maturity, calculated at the time of issuance of a series of Securities or, if applicable, at the most recent redetermination of interest on such series and calculated in accordance with accepted financial practice.

SECTION 102.          Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

(3)  a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(4)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(5)  a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(6)  a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.          Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and. one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.          Acts of Holders.

(a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section.

(b)  The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or association or a member of a partnership or an official of a public or governmental body, on behalf of such corporation, association, partnership, or public or governmental body or by a fiduciary, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine.

(c)  The ownership of Securities shall be proved by the Security Register.

(d)  Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Security Registrar, any Paying Agent, any Authenticating Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Securities.

SECTION 105.          Notices, etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(3)  the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Trustee addressed to it at its Corporate Trust Office;

(4)  the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Company addressed to it at Kerr-McGee Center, Oklahoma City, Oklahoma 73102, Attention: Secretary, or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 106.          Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107.          Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

SECTION 108.          Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109.          Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and. assigns, whether so expressed or not.

SECTION 110.          Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111.          Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person (other than the parties hereto, any Security Registrar, any Paying Agent, any Authenticating Agent, and their successors hereunder, and the Holders of Securities) any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.          Governing Law.

This Indenture and the Securities shall be deemed to be contracts made under the law of the State of New York and for all purposes shall be construed in accordance with the law of said State.

SECTION 113.          Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or the Security) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, and no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

SECTION 114.          Indenture and Securities Solely Corporate Obligations.

No recourse for the payment of principal of or interest on any Security or for any claim based on any Security or this Indenture shall be had against any director or officer or stockholder, past, present or future, of the Company. Any such claim against any such Person is expressly waived as a condition of, and as consideration for, the execution and delivery of this Indenture and the issue of the Securities.

SECTION 115.          No Security Interest Created.

Nothing in this Indenture or in the Securities, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction where property of the Company or its subsidiaries is located.

ARTICLE TWO

SECURITY FORMS

SECTION 201.          Forms Generally. The Securities of each series shall be in substantially such form as shall be established by or pursuant to a resolution of the Board of Directors or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 202.          Form of Trustee’s Certificate of Authentication.  The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

CITIBANK, N.A.,
as Trustee

By
Authorized Officer

ARTICLE THREE

SECTION 301.          Amount Unlimited; Issuable Securities.  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

(1)  the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(2)  any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lien of, other Securities of the series pursuant to Section 305, 306, 307, 906 or 1108);

(3)  the date or dates on which the principal and premium, if any, of the Securities of the series is payable (which shall not be more than 30 years from the date of issuance);

(4)  the rate or rates at which the Securities of the series shall bear interest, or the method by which such rate or rates shall be determined, if any, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined the interest payment dates on which such interest shall be payable and the record dates for the determination of Holders to whom interest is payable;

(5)  the place or places where the principal of, and premium, if any, and any interest on Securities of the series shall be payable;

(6)  the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may be redeemed; in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise;

(7)  the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(8)  if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

(9)  if other than the principal amount thereof, the portion of the principal amount of. Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 502 or provable in bankruptcy pursuant to Section 503;

(10)  any Events of Default with respect to the Securities of a particular series, if not set forth herein; and

(11)  any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such resolution of the Board of Directors or in any such indenture supplemental hereto.

SECTION 302.         Denominations.  The Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section 301. In the absence of any such specification with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 303.         Authentication and Dating.  At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication. Except as otherwise provided in this Article Three, the Trustee shall thereupon authenticate and deliver said Securities to or upon the written order of the Company, signed by the Chairman of the Board, by the President, by the Vice Chairman or any Executive Vice President other than the Executive Vice President, Finance and by the Executive Vice President, Finance or the Treasurer. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon:

(3)  a copy of any Board Resolution relating thereto and, if applicable, an appropriate record of any action taken pursuant to such resolution, in each case certified by the Secretary or an Assistant Secretary of the Company;

(4)  an executed supplemental indenture, if any;

(5)  an Officers’ Certificate; and

(6)  an Opinion of Counsel which shall also state

(a)  that the form of such Securities has been established by or pursuant to a Board Resolution or by a supplemental indenture as permitted by Section 201 in conformity with the provisions of this Indenture;

(b)  that the terms of such Securities have been established by or pursuant to a Board Resolution or by a supplemental indenture as permitted by Section 301 in conformity with the provisions of this Indenture;

(c)  that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; and

(d)  that all laws and requirements in respect of the execution and delivery by the Company of the Securities have been complied with and that authentication and delivery of the Securities by the Trustee will not violate the terms of the Indenture.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by its Board of Directors or trustees, executive committee, or a trust committee of directors or trustees and/or vice presidents shall determine that such action would expose the Trustee to personal liability to existing Holders.

Each Security shall be dated the date of its authentication.

SECTION 304.         Execution of Securities.  The Securities shall be signed in the name and on behalf of the Company by the manual or facsimile signatures of the Chairman of the Board or its Vice Chairman or its President or one of its Vice Presidents under its corporate seal (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise), and attested by its Treasurer or Secretary or one of its Assistant Treasurers or Assistant Secretaries. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any officer of the Company who shall have signed any of the Securities shall cease to be such officer before the Securities so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Securities nevertheless may be authenticated and delivered or disposed of as though the person who signed such Securities had not ceased to be such officer of the Company; and any Security may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

SECTION 305.         Exchange and Registration of Transfer of Securities.  Securities of any series may be exchanged for a like aggregate principal amount of Securities of the same series of other authorized denominations. Securities to be exchanged shall be surrendered at the office or agency to be maintained by the Company in the Borough of Manhattan, The City of New York, as provided in Section 1002. The Trustee is hereby appointed “Security Registrar” for the purpose of the registration of Securities and of transfer of Securities in the Security Register as herein provided. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register for each series of Securities issued hereunder (hereinafter collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and the transfer of Securities as in this Article Three provided. The Security Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. Upon due presentment for registration of transfer of any Security of any series at such office or agency, the Company shall execute and the Trustee shall register, authenticate and deliver in the name of the transferee or transferees a new Security or Securities of the same series for an equal aggregate principal amount.

All Securities presented for registration of transfer or for exchange, redemption or payment shall (if so required by the Company or the Security Registrar) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the registered Holder or his attorney duly authorized in writing.

No service charge shall be made for any exchange or registration of transfer of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Company shall not be required to exchange or register the transfer of (a) any Securities of any series for a period of 15 days next preceding any selection of Securities of that series to be redeemed, or (b) any Securities selected, called or being called for redemption except, in the case of any Security to be redeemed in part, the portion thereof not so to be redeemed.

SECTION 306.         Mutilated, Destroyed, Lost or Stolen Securities.  In case any temporary or definitive Security shall become mutilated or be destroyed, lost or stolen, the Company in the case of a mutilated Security shall, and in the case of a lost, stolen or destroyed Security may in its discretion, execute, and upon its request the Trustee shall authenticate and deliver, a new Security of the same series bearing a number, letter or other distinguishing symbol not contemporaneously outstanding, in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen, or if any such Security shall have matured or shall be about to mature, instead of issuing a substituted Security, the Company may pay or authorize the payment of the same without surrender thereof (except in the case of a mutilated Security). In every case the applicant for a substituted Security shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

The Trustee may authenticate any such substituted Security and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith and in addition a further sum not exceeding two dollars for each Security so issued in substitution.

Every substituted Security issued pursuant to the provisions of this Section 306 by virtue of the fact that any Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be found at any time, and shall be entitled to all the benefits. of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder. All Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities and shall preclude (to the extent lawful) any and all other rights or remedies with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 307.         Temporary Securities.  Pending the preparation of definitive Securities of any series the Company may execute and the Trustee shall authenticate and deliver temporary Securities (printed or lithographed). Temporary Securities shall be issuable in any authorized denomination and substantially in the form of the definitive Securities but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company. Every such temporary Security shall be executed by the Company and shall be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Securities. Without unreasonable delay the Company will execute and deliver to the Trustee definitive Securities of such series and thereupon any or all temporary Securities of such series may be surrendered in exchange therefor, at the Corporate Trust Office of the Trustee, and the Trustee shall authenticate and deliver in exchange for such temporary Securities an equal aggregate principal amount of definitive Securities. Such exchange shall be made by the Company at its own expense and without any charge therefor except that in case of any such exchange involving any registration of transfer the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities authenticated and delivered hereunder.

SECTION 308.          Payment of Interest; Interest Rights Preserved.

Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date or within 30 days thereafter (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each ease, as provided in clause (1) or (2) below:

(3)  The Company may elect to make payment of any Defaulted Interest to the Persons in whose names. the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the. Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in a newspaper, customarily published in the English language on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(4)  The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 309.          Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee, the Authenticating Agent and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of, and (subject to Section 308) interest on, such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee, the Authenticating Agent nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 310.          Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and Securities surrendered directly to the Trustee for any such purpose shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order.

SECTION 311.          Computation of Interest.

Except as otherwise specified as contemplated by Section 301 for Securities of any Series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401.          Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(3)  either

(A)  all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B)  all such Securities not theretofore delivered to the Trustee for cancellation

(i)  have become due and payable, or

(ii)  will become due and payable at their Stated Maturities within one year, or

(iii)  are to be called for redemption within one year under arrangements satisfactory to. the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(4)  the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(5)  the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 and the obligations of the Trustee to any Authenticating Agent under Section 614 shall survive.

SECTION 402.          Application of Trust Money.

All money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE FIVE

REMEDIES

SECTION 501.          Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events and such other events as may be established with respect to the Securities of that series as contemplated by Section 301 hereof (whatever the reasons for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)  default in the payment of any instalment of interest upon any Security of that series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(b)  default in the payment of the principal of and premium, if any, on any Security of that series as and when the same shall become due and payable either at Maturity, upon redemption, by declaration, repayment or otherwise; or

(c)  default in the payment of any sinking fund instalment as and when the same shall become due and payable by the terms of a Security of that series; or

(d)  failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in this Indenture (other than those set forth exclusively in the terms of any particular series of Securities established as contemplated in this Indenture) continued for a period of 60 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25 percent in aggregate principal amount of the Securities at the time Outstanding and stating that such notice is a “Notice of Default” hereunder; or

(e)  a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(f)  the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due.

SECTION 502.          Acceleration of Maturity; Rescission and Annulment.

If an Event of Default described in clauses (a), (b) or (c) or established pursuant to Section 301 with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in each and every such case, unless the principal of all the Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25 percent in aggregate principal amount of the Securities of such series then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Holders), may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of such series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Securities of such series contained to the contrary notwithstanding. If an Event of Default described in clauses (d), (e) or (f) occurs and is continuing, then and in each and every such case, unless the principal of all the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25 percent in aggregate principal amount of all the Securities then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Holders), may declare the principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms thereof) of all the Securities then Outstanding hereunder to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Securities contained to the contrary notwithstanding. The foregoing provisions are, however, subject to the condition that if, at any time after the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amounts as may be specified in the terms of that series) of the Securities of any series (or of all the Securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured instalments of interest upon all the Securities of such series (or of all the Securities, as the case may be) and the principal of and premium, if any, on any and all Securities of such series (or of all the Securities, as the case may be) which shall have become due otherwise than by acceleration (with interest on overdue instalments of interest, to the extent that payment of such interest is enforceable under applicable law, and on such principal and premium, if any, at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) borne by the Securities of such series (or at the rates of interest or Yields to Maturity of all the Securities, as the ease may be), to the date of such payment or deposit) and the reasonable expenses of the Trustee, and any and all defaults under this Indenture, other than the nonpayment of principal of or premium, if any, or accrued interest on Securities of such series (or of all the Securities, as the case may be) which shall have become due by acceleration, shall have been cured or waived pursuant to Section 508 — then and in every such case the Holders of a majority in aggregate principal amount of the Securities of such series (or of all the Securities, as the case may be) then Outstanding, by written notice to the Company and to the Trustee, may waive all defaults with respect to that series (or with respect to all Securities, as the case may be) and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

In case the Trustee or any Holder shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee or to such Holder, then and in every such case the Company and the Trustee and the Holders shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee and the Holders shall continue as though no such proceeding had been taken.

SECTION 503.         Payment of Securities on Default; Suit Therefor.  The Company covenants that (a) in case default shall be made in the payment of any instalment of interest upon any of the Securities of any series as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (b) in case default shall be made in the payment of the principal of and premium, if any, on any of the Securities of any series as and when the same shall become due and payable, whether at maturity of the Securities of that series or upon redemption or by declaration, repayment or otherwise — then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of the Securities of that series, the whole amount that then shall have become due and payable on all such Securities of that series for principal and premium, if any, or interest, or both, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue instalments of interest at the rate or Yield to Maturity (in the case of Original Issue Discount Securities) borne by the Securities of that series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith.

In case the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor upon such Securities and collect in the manner provided by law out of the property of the Company or any other obligor upon such Securities wherever situated the moneys adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Securities of any series under any applicable bankruptcy, insolvency or similar law, or in case a receiver or trustee shall have been appointed for the property of the Company or such other obligor, or in the case of any other similar judicial proceedings relative to the Company or other obligor upon the Securities of any series, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 503, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal (and premium, if any) and interest (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) owing and unpaid in respect of the Securities of any series and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Securities of any series, its or their creditors, or its or their property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Holders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for compensation and expenses, including counsel fees incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses and counsel fees out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property which the Holders of the Securities of any series may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of all the Securities in respect of which such action was taken.

SECTION 504.          Application of Moneys Collected by Trustee.  Any moneys collected by the Trustee under this Article Five shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the several Securities in respect of which moneys have been collected, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

FIRST: To the payment of costs and expenses of collection and reasonable compensation to the Trustee, its agents, attorneys and counsel, and of all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith;

SECOND: In case the principal of the Outstanding Securities in respect of which such moneys have been collected shall not have become due and be unpaid, to the payment of interest on the Securities of that series, in the order of the maturity of the instalments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue instalments of interest at the rate or Yield to Maturity (in the case of Original Issue Discount Securities) borne by the Securities of that series, such payments to be made ratably to the persons entitled thereto;

THIRD: In case the principal of the outstanding Securities in respect of which such moneys have been collected shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Securities of that series for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue instalments of interest at the rate or Yield to Maturity (in the case of Original Issue Discount Securities) borne by the Securities of that series; and in case such moneys shall be insufficient to pay in full the whole amounts so due and unpaid upon the Securities of that series, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any instalment of interest over any other instalment of interest, or of any Security of that series over any other Security of that series, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest.

Any surplus then remaining shall be paid to the Company or to such other Person as shall be entitled to receive it.

SECTION 505.         Proceedings by Holders.  No Holder of any Security of any series shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided,. and unless also the Holders of not less than 25 percent in aggregate principal amount of the Securities of that series then Outstanding, or, in the case of any Event of Default described in clause (d), (e) or (f) of Section 501, 25 percent in aggregate principal amount of all Securities then Outstanding, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding, it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all such Holders.

Notwithstanding any other provisions in this Indenture, however, the right of any Holder of any Security to receive payment of the principal of and premium, if any, and interest on such Security, on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected without the consent of such Holder.

SECTION 506.         Proceedings by Trustee.  In case of an Event of Default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

SECTION 507.         Remedies Cumulative and Continuing.  All powers and remedies given by this Article Five to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 505, every power and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

SECTION 508.         Direction of Proceedings and Waiver of Defaults by Majority of Holders.  The Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such series; provided, however, that (subject to the provisions of Section 601) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors or trustee, executive committee, or a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceedings so directed would involve the Trustee in personal liability. Subject to Section 502, the Holders of a majority in aggregate principal amount of the Securities of that series at the time Outstanding may on behalf of the Holders of all of the Securities of that series waive any past default or Event of Default described in clauses (a), (b) or (c) of Section 501, or any other Event of Default for such series specified in the terms thereof as contemplated by Section 301 (or, in the case of an event specified in clause (d), (e) or (f) of Section 501, the Holders of a majority in aggregate principal amount of all the Securities then Outstanding may waive any such default or Event of Default), and its consequences except a default in the payment of interest, or premium, if any, on, or the principal of any of the principal of any of the Securities. Upon any such. waiver the Company, the Trustee and the Holders of the Securities of that series (or of all of the Securities, as the case may be) shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this. Section 508, said default or Event of Default shall for all purposes of the Securities of that series and this Indenture be deemed to have been cured and to be not continuing.

SECTION 509.         Undertaking to Pay Costs.  All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 509 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder of the Securities of any series or group of such Holders, holding in the aggregate more than ten percent in principal amount of the Outstanding Securities of that series (or, in the case of any suit relating to or arising under clause (d), (e) or (f) of Section 501, ten percent in principal amount of the aggregate Outstanding Securities) or to any suit instituted by any Holder for the enforcement of the payment of the principal of or premium, if any, or interest on any Security against the Company on or after the due date expressed in such Security.

ARTICLE SIX

THE TRUSTEE

SECTION 601.          Certain, Duties and Responsibilities.

(a)  Except during the continuance of an Event of Default,

(3)  the Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(4)  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(b)  In case an Event of Default with respect to the Securities of a series has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to such series, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

(3)  this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(4)  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(5)  the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 508 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(6)  no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602.          Notice of Defaults.

Within 90 days after the occurrence of any default with respect to the. Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of that Series, as their names and addresses appear in the Security Register, notice of all defaults with respect to that Series known to the Trustee, unless such defaults shall have been cured or waived before the giving of such notice; provided, however, that, except in the case of a default in the payment of the principal of or premium, if any, or interest on any of the Securities of such series or in the making of any sinking fund payment with respect to such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders; and provided, further, that in the case of any default of the character specified in clause (d) of Section 501 no such notice to Holders  shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 603.          Certain Rights of Trustee.

Except as otherwise provided in Section 601:

(a)  the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)  any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)  whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d)  the Trustee may consult with the counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction;

(f)  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

(g)  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 604.          Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee and any Authenticating Agent assume no responsibility for their correctness. The Trustee and any Authenticating Agent make no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of the Securities or the proceeds thereof.

SECTION 605.          May Hold Securities.

The Trustee, any Paying Agent, Security Registrar, Authenticating Agent or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar, Authenticating Agent or such other agent.

SECTION 606.          Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 607.          Compensation and Reimbursement.

The Company agrees

(1)  to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)  except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(3)  to indemnify the Trustee and its agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

As security for the performance of the obligations of the Company under this Section the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest on Securities.

SECTION 608.          Disqualifications; Conflicting Interests.

(a)  If the Trustee has or shall acquire any conflicting interests, as defined in this Section, it shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign in the manner and with the effect hereinafter specified in this Article.

(b)  In the event that the Trustee shall fail to comply with the provisions of Subsection (a) of this Section, the Trustee shall, within 10 days after the expiration of such 90-day period, transmit by mail to all Holders, as the names and addresses appear in the Security Register, notice of such failure.

(c)  For the purposes of this Section, the Trustee shall be deemed to have a conflicting interest if

(1)  the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Securities issued under this Indenture, provided that there shall be excluded from the operation of this paragraph any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if

(i) this Indenture and such other indenture or indentures are wholly unsecured and such other indenture or indentures are hereafter qualified under the Trust Indenture Act, unless the Commission shall have found and declared by order pursuant to Section 305(b) or Section 307(c) of the Trust Indenture Act. that differences exist between the provisions of this Indenture and the provisions of such other indenture or indentures which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the. Trustee from acting as such under this Indenture and such other indenture or indentures, or

(ii) the Company shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this Indenture and such other indenture or indentures is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures;

(2)  the Trustee or any of its directors or executive officers is an obligor upon the Securities of any series issued under this Indenture or an underwriter for the Company;

(3)  the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company or an underwriter for the Company;

(4)  the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (i) one individual may be a director or an executive officer, or both, of the Company but may not be at the same time an executive officer of both the Trustee and the Company; (ii) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director or an executive officer, or both, of the Trustee and a director of the Company; and (iii) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity, or, subject to the provisions of paragraph (1) of this Subsection, to act as trustee, whether under an indenture or otherwise;

(5)  10% or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner, or executive officer thereof, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons, or 10% or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

(6)  the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), (i) 5% or more of the voting securities, or 10% or more of any other class of security, of the Company not including the Securities issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (ii) 10% or more of any class of security of an underwriter for the Company;

(7)  the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

(8)  the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), 10% or more of any class of security of any person who, to the knowledge of the Trustee, owns 50% or more of the voting securities of the Company; or

(9)  the Trustee owns, on May 15 in any calendar year, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7) or (8) of this Subsection. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator, or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two years. from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after May 15 in each calendar year, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such May 15. If the Company fails to make payment in full of the principal of or interest on, any of the Securities when and as the same becomes due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holding of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and (8) of this Subsection.

The specification of percentages in paragraphs (5) to (9), inclusive, of this Subsection shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of this Subsection.

For the purposes of paragraphs (6), (7), (8) and (9) of this Subsection only, (i) the terms “security” and “securities” shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence any obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (ii) an obligation shall be deemed to be “in default” when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (iii) the Trustee shall not be deemed to be the owner or holder of (A) any security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default as defined in clause (ii) above, or (B) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (C) any security which it holds as agent for collection, or as custodian, escrow agent, or depositary, or in any similar representative capacity.

(d)  For the purposes of this Section:

(1)  The term “underwriter” when used with reference to the Company means every person who, within three years prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct. or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors’ or sellers’ commission.

(2)  The term “director” means any director of a corporation; or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.

(3)  The term “person” means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization, or a government or political subdivision thereof. As used in this paragraph, the term “trust” shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

(4)  The term “voting security” means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

(5)  The term “Company” means any obligor upon the Securities.

(6)  The term “executive officer” means the president, every vice president, every trust officer, the cashier, the secretary and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

(e)  The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

(3)  A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a “person” in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

(4)  A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

(5)  The term “amount”, when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

(6)  The term “outstanding” means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

(i)  securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

(ii)  securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

(iii)  securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

(iv)  securities held in escrow if placed in escrow by the issuer thereof;

provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

(7)  A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes and provided, further, that in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

SECTION 609.          Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $5,000,000, subject to supervision or examination by Federal or State authority, and having an office and place of business in the Borough of Manhattan, The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610.          Resignation and Removal; Appointment of Successor.

(a)  No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

(b)  The Trustee may resign at any time with respect to one or more or all series of Securities by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c)  The Holders of a majority in aggregate principal amount of the Securities of one or more series (each series voting as a class) or all series at the time Outstanding may at any time remove the Trustee with respect to the applicable series or all series, as the case may be, and by written notice of such action to the Company, the Trustee and the successor Trustee, nominate with respect to the applicable series or all series, as the case may be, a successor Trustee which shall be deemed appointed as successor Trustee with respect to the applicable series unless within ten days after such nomination the Company objects thereto, in which case the Trustee so removed or any Holder of Securities of the applicable series who has been a bona fide holder of a Security or the applicable series for at least six months may, subject to the provisions of Section 509, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect. to such series.

(d)  if at any time:

(3)  the Trustee shall fail to comply with Section 608(a) after written request therefor by the Company or by any Holder. who has been a bona fide Holder of a Security for at least six months, or

(4)  the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(5)  the Trustee shall become incapable of acting, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Trustee in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law; or a decree or order by a court having jurisdiction in the premises for the appointment of a receiver or custodian or liquidator or trustee or assignee in bankruptcy or insolvency of the Trustee or of its property, or for the winding up of its affairs shall have been entered, or

(6)  the Trustee shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law, or shall consent to the appointment of a receiver or custodian or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or corporate action shall be taken by the Trustee in furtherance of any such action, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 509, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)  If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee to the vacated office. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such series and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others -similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f)  The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 611.          Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 607. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of One or more (but not all) series, the Company, the predecessor Trustee and each successor Trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such trustee.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612.          Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Security shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613.          Preferential Collection of Claims Against Company.

(a)  Subject to Subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within four months prior to a default, as defined in Subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Securities and the holders of other indenture securities, as defined in Subsection (c) of this Section:

(3)  an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such four-month period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this Subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

(4)  all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such four-month period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of the Trustee

(A)  to retain for its own account (i) payments made on account of any such claim by any Person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal bankruptcy laws, as now or hereafter constituted, or any other Federal or State bankruptcy, insolvency or similar law;

(B)  to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four-month period;

(C)  to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four-month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default as defined in Subsection (c) of this Section would occur within four months; or

(D)  to receive payment on any claim referred to in paragraph (B) or (C), against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such four-month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

If the Trustee shall be required to account, the funds. and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the Holders and the holders of other indenture securities in such manner that the Trustee, the Holders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Holders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term “dividends” shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee and the Holders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Holders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

Any Trustee which has resigned or been removed after the beginning of such four-month period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such four-month period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist:

(i)  the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such four months period; and

(ii)  such receipt of property or reduction of claim occurred within four months after such resignation or removal.

(b)  There shall be excluded from the operation of Subsection (a) of this Section a creditor relationship arising from

(3)  the ownership or acquisition of securities issued under any indenture, or any securities or securities having a maturity of one year or more at the time of acquisition by the Trustee;

(4)  advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Holders at the time and in the manner provided in this Indenture;

(5)  disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

(6)  an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in Subsection (c) of this Section;

(7)  the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

(8)  the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in Subsection (c) of this Section.

(c)  For the purpose of this Section only:

(3)  The term “default” means any failure to make payment in full of the principal of or interest on any of the Securities or upon the other indenture securities when and as such principal or interest becomes due and payable.

(4)  The term “other indenture securities” means securities upon which the Company is an obligor outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section, and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account.

(5)  The term “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

(6)  The term “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

(7)  The term “Company” means any obligor upon the Securities.

SECTION 614.          Appointment of Authenticating Agent.

At any time when any of the Securities remain Outstanding the Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon exchange, transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States of America, or of any State, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $1,500,000 and subject to supervision or examination by Federal or State authorities. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating, Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail notice of such appointment to all Holders, as their names and addresses appear on the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

If an appointment is made pursuant to this Section, the Securities shall have endorsed thereon, in addition to the Trustee’s Certificate, an alternate Trustee’s Certificate in the following form:

This is one of the Debentures described in the within-mentioned Indenture.

CITIBANK, N.A.,
as Trustee

By
as Authenticating Agent

By
Authorized Officer
(No. 7) Kerr-McGee (Indenture) — 6699

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.          Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee

(a)  semi-annually, (and not more than 15 days after each Regular Record Date of each series of Securities having such a Regular Record Date), a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

(b)  at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Trustee in the capacity of Security Registrar if the Trustee is then acting in such capacity.

SECTION 702.          Preservation of Information; Communications to Holders.

(a)  The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in the capacity of Security Registrar if the Trustee is then acting in such capacity. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

(b)  If three or more Holders ( hereinafter referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

(i)   afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 702(a), or

(ii)  inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(a), and as to the approximate cost of mailing to such Holders the form, of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address, appears in the information preserved at the time by the Trustee in accordance with Section 702(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c)  Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee or any Authenticating Agent nor any Paying Agent nor any Security Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).

SECTION 703.          Reports by Trustee.

(a)  Within 60 days after November 1 of each year commencing with the year 1982, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report dated as of November 1 with respect to:

(3)  its eligibility under Section 609 and its qualifications under Section 608, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under said Sections, a written statement to such effect;

(4)  the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Debentures, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Outstanding Securities on the date of such report;

(5)  the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 613(b) (2), (3), (4) or (6);

(6)  the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

(7)  any additional issue of Securities which the Trustee has not previously reported; and

(8)  any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 602,

(b)  The Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this Subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Outstanding Securities at such time, such report to be transmitted within 90 days after such time.

(c)  A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which the Securities are listed and also with the Commission. The Company will notify the Trustee when the Securities are listed on any securities exchange.

SECTION 704.         Reports by Company.

The Company will

(3)  file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a National Securities Exchange as may be prescribed from time to time in such rules and regulations;

(4)  file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time. to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(5)  transmit by mail to all Holders, as their names and addresses appear in the Security Registrar, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

ARTICLE EIGHT

CONSOLIDATION, MERGER, SALE, CONVEYANCE OR LEASE

SECTION 801.          Consolidations and Mergers of Company and Conveyances Permitted Subject to Certain Conditions.

The Company may consolidated with, or sell or convey all or substantially all of its assets to, or merge with or into any other corporation, provided that in any such case, (i) either the Company shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States of America or a State thereof and such successor corporation shall expressly assume the due and punctual payment of the principal of and interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

SECTION 802.          Rights and Duties of Successor Corporation.

In case of any such consolidation, merger, sale or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the. Company, with the same effect as if it had been named herein as. the Company, and the predecessor corporation shall be relieved of any obligation under this Indenture and the Securities and, in the event of such sale or conveyance may be dissolved and/or liquidated. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

SECTION 803.          Securities to be Secured in Certain Events.

If, after giving effect to any such consolidation or merger of the Company with or into any other corporation, or after giving effect to any sale or conveyance of the property of the Company as an entirety or substantially as an entirety to any other corporation, the corporation formed by or resulting or surviving therefrom or which shall have received such property would have outstanding any Debt (as defined in Section 1008) secured by any Mortgage (as defined in Section 1008) on any Principal Property, or on any shares of stock or Debt (as defined in Section 1008) of any Restricted Subsidiary, which such Debt could not at such time be incurred by such corporation under Section 1008 without equally and ratably securing the Securities, the Company, prior to such consolidation, merger, sale or conveyance, will secure the Outstanding Securities hereunder, equally and ratably with (or prior to) the Debt (as defined in Section 1008) secured by such Mortgage.

SECTION 804.          Officers’ Certificate and Opinion of Counsel.

The Trustee, subject to the provisions of Section 601, may, and upon request shall, receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, complies with the provisions of this Article Eight.

SECTION 805.          Limitation on Lease of Properties as Entirety.

The Company shall not lease its properties and assets substantially as an entirety to any Person.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901.         Supplemental Indentures without Consent of Holders.  The Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)  to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company hereunder; or

(b)  to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets which the Company may desire or may be required to convey, transfer, assign, mortgage or pledge in accordance with the provisions of Section 803 or Section 1008; or

(c)  to add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities stating that such covenants are expressly being included solely for the benefit of such series) as the Board of Directors of the Company and the Trustee shall consider to be for the protection of the Holders of such Securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in.the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default; or

(d)  to provide for the issuance under this Indenture of Securities in coupon form (including Securities registrable as to principal only) and to provide for exchangeability of such Securities with the Securities issued hereunder in fully registered form and to make all appropriate changes for such purpose; or

(e)  to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or

(f)  to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture which shall not adversely affect the interests of any Holder; or

(g)  to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 611.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 901 may be executed by the Company and the Trustee without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 902.

SECTION 902.          Supplemental Indentures with Consent of Holders.  With the consent (evidenced as provided in Section 104) of the Holders of not less than 66 2/3% in aggregate principal amount of the Outstanding Securities of all series affected by such supplemental indenture (voting as one class), the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the Stated Maturity of any Security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or any premium thereon, or make the principal thereof or interest or premium thereon payable in any coin or currency other than that provided in the Securities or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the Maturity thereof pursuant to Section 502 or the amount thereof provable in bankruptcy pursuant to Section 503 or impair the right to institute suit for enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or adversely affect the right of repayment, if any, at the option of the Holder without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, or the Holders of which are required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, without the consent of the Holder of each Security so affected. A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 902 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

SECTION 903.         Compliance with Trust Indenture Act; Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article Nine shall comply with the Trust Indenture Act of 1939, as then in effect. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Nine, this indenture shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 904.        Notation on Securities.  Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Nine may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.

SECTION 905.        Evidence of Compliance of Supplemental Indenture to be Furnished Trustee.  The Trustee, subject to the provisions of Section 601, may receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article Nine.

ARTICLE TEN

COVENANTS

SECTION 1001.        Payment of Principal and interest.

The Company will duly and punctually pay the principal of, premium, if any, and interest on the Securities in accordance with the terms of the Securities and this Indenture.

SECTION 1002.        Maintenance of Office or Agency.

The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment and an office or agency where Securities may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office of the Company in The City of New York, and the Trustee shall be the agent of the Company for all of the foregoing purposes, unless the Company shall designate and maintain some other office or agency for such purposes and give the Trustee written notice of the location thereof. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York, the Corporate Trust Office of the Trustee shall be conclusively deemed to be the agency of the Company for all such purposes,

SECTION 1003.        Money for Security Payments to be held in Trust.

If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or premium, if any, or interest on, any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents it will, prior to each due date of the. principal of or interest on, any Securities, deposit with a Paying Agent a sum sufficient. to pay the principal or premium, if any, or interest, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or premium, if any, or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will

(3)  hold all sums held by it for the payment of the principal of or premium, if any, or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(4)  give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal or premium, if any, or interest; and

(5)  at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium, if any, or interest on any Security and remaining unclaimed for three years after such principal or premium, if any or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004.        Payment of Taxes and Other Claims.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 1005.        Maintenance of Principal Properties.

The Company will cause all Principal Properties to be maintained and kept in good physical condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary physical repairs, renewals, replacements betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent or restrict the sale, abandonment or other disposition of any of such properties if such action is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Subsidiaries as a whole.

SECTION 1006.        Statement as to Default.

The Company will deliver to the Trustee, on or before a date not more than four months after the end of each fiscal year of the Company ending after the date hereof, a statement (which shall not be deemed an Officers’ Certificate and need not conform with any of the provisions of Section 102) signed by the Chairman or Vice Chairman of the Board or the President or any Vice President of the Company and by the Treasurer or the Secretary or any Assistant Treasurer or any Assistant Secretary of the Company, stating that in the course of the performance by the signers of their duties as officers of the Company and based upon a review made under their supervision of the activities of the Company during such year and of the Company’s performance under this Indenture they would normally obtain knowledge whether or not the Company is in default in the performance of any covenant or agreement contained herein, stating whether or not they have obtained knowledge that the Company is in default in the performance of any such covenant or agreement, and if so, specifying each such default of which the signers have knowledge and the nature thereof.

SECTION 1007.        Corporate Existence.

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory) and franchises of the Company and any Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole.

SECTION 1008.        Limitation on Secured Debt.

The Company will not itself, and will not permit any Restricted Subsidiary to, incur, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness (such Notes, bonds, debentures or other similar evidences of indebtedness being hereinafter in this Article called “Debt”), secured by pledge of, or mortgage or other lien on, any Principal Property owned or leased by the Company or any Restricted Subsidiary, or any shares of stock or Debt of any Restricted Subsidiary (pledges, mortgages and other liens being hereinafter in this Article called “Mortgage” or “Mortgages”), without effectively providing that the Securities (together with, if the Company shall so determine, any other Debt of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinated to the Securities) shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the aggregate amount of all such secured debt (not including secured Debt permitted to be secured under clauses (1) to (7) below) plus the aggregate “value” (as defined in Section 1009) of all sale and leaseback transactions (as defined in Section 1009 but not including sale and leaseback transactions the proceeds of which have been or will be applied in accordance with Section 1009(2)) would not exceed 5% of Consolidated Net Tangible Assets; provided, however, that this Section shall not apply to, and there shall be excluded from secured Debt in any computation under this Section, Debt secured by:

(3)  Mortgages on property of, or on any shares of stock or Debt of, the Company or a Restricted Subsidiary, existing on the date hereof;

(4)  Mortgages on property of, or on any shares of stock or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary;

(5)  Mortgages on property of a Restricted Subsidiary securing exclusively indebtedness of such Subsidiary owing to the Company or any other Restricted Subsidiary;

(6)  Mortgages in favor of the United States of America, or any State or agency thereof or of any foreign country, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute;

(7)  Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price or construction cost thereof or to secure any Debt incurred prior to, at the time of, or within 24 months after, the acquisition of such property or shares or Debt or the completion of any such construction for the purpose of financing all or any part of the purchase price or construction cost thereof; and

(8)  Mortgages on property of the Company or a Restricted Subsidiary to secure the payment of all or any part of the costs of exploration, drilling, mining, or development thereof for the purpose of increasing the production and sale or other disposition of oil, gas or other minerals or any indebtedness incurred to provide funds for all or any such purposes.

(9)  any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Mortgage referred to in the foregoing clauses (1) to (6), inclusive; provided, that (i) such extension, renewal or replacement Mortgage shall be limited to all or a part of the same property, shares of stock or Debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property) and (ii) the Debt secured by such Mortgage at such time is not increased.

For purposes of this Section 1008, the sale or other transfer of any interest in property of the character commonly referred to as a “production payment” shall not be deemed to create secured Debt.

SECTION 1009.        Limitation on Sales and Leasebacks.

The Company will not itself, and it will not permit any Restricted Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Company or any Restricted Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Company or any such Restricted Subsidiary for a period, including renewals, in excess of three years of any Principal Property owned or leased by the Company or such Restricted Subsidiary which has been or is to be sold or transferred, more than 120 days after the completion of construction and commencement of full operation thereof, by the Company or any such Restricted Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein referred to as a “sale and leaseback transaction”) unless either:

(3)  the Company or such Restricted Subsidiary could create Debt secured by a Mortgage pursuant to Section 1008 on the Principal Property to be leased back equal in amount to the amount realized or to be realized upon such sale and leaseback transaction without equally and ratably securing the Securities, or

(4)  the Company within 120 days after the sale or transfer shall have been made by the Company or by any such Restricted Subsidiary, applies an amount equal to the value of the Principal Property so sold and leased back at the time of entering into such arrangement to the retirement of Funded Debt of the Company; provided, that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by (a) the principal amount of any Securities delivered within 120 days after such sale to the Trustee for retirement and cancellation, and (b) the principal amount of Funded Debt, other than Securities, voluntarily retired by the Company within 120 days after such sale. Notwithstanding the foregoing, no retirement referred to in this clause (2) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

As used in this Section 1009, the term “value” shall mean, with respect to a sale and leaseback transaction, as of any particular time an amount equal to the greater of (i) the net proceeds of sale of the property leased pursuant to such sale and leaseback transaction, or (ii) the fair value of such property at the time of entering into such sale and leaseback transaction as determined by the Board of Directors, in each case multiplied by a fraction of which the numerator is the number of full years of remaining term of the lease (without regard to renewal options) and the denominator is the full years of the full term of the lease (without regard to renewal options).

It is understood that transactions entered into pursuant to Section 168(f)(8) of the Internal Revenue Code, as amended, are not Debt secured by a Mortgage within the meaning of Section 1008 or sale and leaseback transactions prohibited by this Section 1009.

SECTION 1010.        Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1004, 1005 and 1007 through 1009, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Securities at the time Outstanding shall, by Act of such Holders, waive such compliance in such instance, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101.        Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity except as otherwise specified as contemplated by Section 301 for Securities of such series.

SECTION 1102.       Notice of Redemption; Selection of Securities.  In case the Company shall desire to exercise the right to redeem all, or, as the case may be, any part of the Securities of any series in accordance with their terms, it shall fix a date for redemption and shall mail or cause to be mailed a notice of such redemption at least 30 and not more than 60 days prior to the date fixed for redemption to the Holders of Securities of such series so to be redeemed as a whole or in part at their last addresses as the same appear on the Security Register. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

Each such notice of redemption shall specify the date fixed for redemption, the redemption price at which Securities of such series are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that any interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date any interest thereon or on the portions thereof to be redeemed will cease to accrue. If less than all the Securities of a series are to be redeemed the notice of redemption shall specify the numbers of the Securities of that series to be redeemed. In case any Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of that series in principal amount equal to the unredeemed portion thereof will be issued.

On or before the redemption date specified in the notice of redemption given as provided in this Section 1102, the Company will deposit with the Trustee or with one or more paying agents an amount of money sufficient to redeem on the redemption date all the Securities or portions thereof so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption.

If less than all the Securities of a series are to be redeemed the Company will give the Trustee notice not less than 60 days prior to the redemption date as to the aggregate principal amount of Securities to he redeemed and the Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Securities of that series or portions thereof (in multiples of $1,000, except as otherwise set forth in the applicable form of Security) to be redeemed.

SECTION 1103.       Payment of Securities Called for Redemption. If notice of redemption has been given as provided in Section 1102 or Section 1203, the Securities or portions of Securities of the series with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, together with any interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Securities at the applicable redemption price, together with any interest accrued to said date) any interest on the Securities or portions of Securities of any series so called for redemption shall cease to accrue. On presentation and surrender of such Securities at a place of payment in said notice specified, the said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with any interest accrued thereon to the date fixed for redemption.

Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

ARTICLE TWELVE

SINKING FUNDS

SECTION 1201.        Applicability of Article.  The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 301 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment”.

SECTION 1202.        Satisfaction of Mandatory Sinking Fund Payments with Securities.  In lien of making all or any part of any mandatory sinking fund payment with respect to any Securities of a series in cash, the Company may at its option (a) deliver to the Trustee Securities of that series theretofore purchased or otherwise acquired by the Company, or (b) receive credit for the principal amount of Securities of that series which have been previously delivered by the Trustee to the Company which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

SECTION 1203.       Redemption of Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee a certificate signed by the Treasurer or any Assistant Treasurer of the Company specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering or crediting Securities of that series pursuant to Section 1202 (which Securities will, it not previously delivered, accompany such certificate) and whether the Company intends to exercise its right to make a permitted optional sinking fund payment with respect to such series. Such certificate shall also state that no Event of Default has occurred and is continuing with respect to such series. Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. In the case of the failure of the Company to deliver such certificate (or to deliver the Securities specified in this paragraph), the sinking fund payment due on the next succeeding sinking fund payment date for that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Securities subject to a mandatory sinking fund payment without the option to deliver or credit Securities as provided in Section 1202 and without the right to make any optional sinking fund payment, if any, with respect to such series.

Any sinking fund payment or payments (mandatory or optional) made in cash plus any unused balance of any preceding sinking fund payments made, in cash which shall equal or exceed $100,000 (or a lesser sum if the Company shall so request) with respect to the Securities of any particular series shall be applied by the Trustee on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the sinking fund payment date following the date of such payment) to the redemption of such Securities at the Redemption Price specified in such Securities for operation of the sinking fund together with accrued interest to the date fixed for redemption. Any sinking fund moneys not so applied or allocated by the Trustee to the redemption of Securities shall be added to the next cash sinking fund payment received by the Trustee for such series and, together with such payment, shall be applied in accordance with the provisions of this Section 1203. Any and all sinking fund moneys with respect to the Securities of any particular series held by the Trustee on the last sinking fund payment date with respect to Securities of such series and not held for the payment or redemption of particular Securities shall be applied by the Trustee, together with other moneys, if necessary, to be deposited sufficient for the purpose, to the payment of the principal of the Securities of that series at maturity.

The Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in the last paragraph of Section 1102 and the Company shall cause notice of the redemption thereof to be given in the manner provided in Section 1102 except that the notice of redemption shall also state that the Securities are being redeemed by operation of the sinking fund. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 1103.

On or before each sinking fund payment date, the Company shall pay to the Trustee in cash a sum equal to any interest accrued to the date fixed for redemption of Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section.

The Trustee shall not redeem any Securities of a series with sinking fund moneys or mail any notice of redemption of such Securities by operation of the sinking fund for such series during the continuance of a default in payment of interest on such Securities or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) with respect to such Securities, except that if the notice of redemption of any such Securities shall theretofore have been mailed in accordance with the provisions hereof, the Trustee shall redeem such Securities if cash sufficient for that purpose shall be deposited with the Trustee for that purpose in accordance with the terms of this Article. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur and any moneys thereafter paid into such sinking fund shall, during the continuance of such default or Event of Default, be held as security for the payment of such Securities; provided, however, that in case such Event of Default or default shall have been cured or waived as provided herein, such moneys shall thereafter be applied on the next sinking fund payment date for such Securities on which such moneys may be applied pursuant to the provisions of this Section.

ARTICLE THIRTEEN

HOLDERS’ MEETINGS

SECTION 1301.        Purposes of Meetings.

A meeting of Holders of Securities of any or all series may be called at any time and from time to time pursuant to the provisions of this Article for any one or more of the following purposes:

(3)  to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article Five;

(4)  to remove the Trustee and appoint a successor trustee pursuant to the provisions of Article Six;

(5)  to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 902; or

(6)  to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities of any or all series, as the case may be, under any other provision of this Indenture or under applicable law.

SECTION 1302.        Call of Meetings by Trustee.

The Trustee may at any time call a meeting of Holders of Securities of any or all series to take any action specified in Section 1301, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of the Holders of Securities of any or all series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed not less than 20 nor more than 60 days prior to the date fixed for the meeting to Holders of Securities of each series affected.

SECTION 1303.        Call of Meetings by Company or Holders.

In case at any time the Company, pursuant to a Board Resolution, or the Holders of not less than 10% in aggregate principal amount of the Outstanding Securities of any or all series, as the case may be, shall have requested the Trustee to call a meeting of Holders of Securities of all series, if they hold not less than 10% of all Outstanding Securities, or a meeting of Holders of Outstanding Securities of the series of which they hold not less than 10%, to take any action authorized in Section 1301, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of such meeting within 20 days after receipt of such request, then the Company or the Holders in the amount above specified may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 1301 by mailing notice thereof as provided in Section 1302.

SECTION 1304.        Qualifications for Voting.

To be entitled to vote at any meeting of Holders, a Person shall be a Holder at the close of business two Business Days prior to such meeting of one or more Securities with respect to which such meeting is being held or be a Person appointed by an instrument in writing as proxy by such a Holder. The only Persons who will be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 1305.        Regulations.

Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to the appointment of proxies, the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in said Section 104; provided, however, that such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof hereinbefore or in said Section 104 specified.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or the Holders as provided in Section 1303, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting may be elected by vote of the Holders of a majority in principal amount of the Securities with respect to which such meeting is being held represented at the meeting and entitled to vote.

At any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Securities with respect to which such meeting is being held or represented by him and Outstanding (in the case of Original Issue Discount Securities, such principal amount to be determined as provided in the definition of “Outstanding”); provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the Person to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 1302 or 1303 may be adjourned from time to time by vote of the Holders (or proxies for such Holders) of a majority of the Securities with respect to which such meeting is being held represented at the meeting, and entitled to vote, and the meeting may be held as so adjourned without further notice.

Notwithstanding anything in this Section to the contrary, at any meeting of Holders, the presence of Persons holding or representing Securities with respect to which such meeting is being held in an aggregate principal amount sufficient under the appropriate provision of this Indenture to take action on any business for the transaction of which such meeting was called shall constitute a quorum, but, if less than a quorum is present, the Persons holding or representing a majority in aggregate principal amount of such Securities represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.

SECTION 1306.        Voting.

The vote upon any resolution submitted to any meeting of Holders of Securities with respect to which such meeting is being held shall be by written ballots on which shall be subscribed the signatures of such Holders or proxies and the serial number or numbers and the principal amounts of the Securities held or represented by them. The chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 1302. The record shall be signed and verified by the affidavits of the chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 1307.        Revocation by Holders.

At any time prior to (but not after) the evidencing to the Trustee, in the manner provided in Section 104, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any Person who is the Holder of a Security the serial number of which is included in the Securities, the Holders of which have consented to such action may, by filing written notice with the Trustee at the Corporate Trust Office and upon proof of holding as provided in Section 104, revoke such consent so far as concerns such Security, or if such Security is a Predecessor Security, so far as concerns the portion of such Security of which such Persons is the Holder. Except as aforesaid any such consent given by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Security issued in exchange therefor or in lieu thereof, irrespective of whether or not any notation in regard thereto is made upon such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Securities.

SECTION 1308.        No Delay.

Nothing in this Article contained shall be deemed or construed to require any delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Securities by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call.

SECTION 1309.       Action by Holders.  Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Securities of any or all series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Holders in person or by agent or proxy appointed in writing, or (b) by the record of such Holders voting in favor thereof at any meeting of such Holders duly called and held in accordance with the provisions of this Article Thirteen, or (c) by a combination of such instrument or instruments and any such record of such a meeting of such Holders.

*  *  *  *  *  *

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

KERR-MCGEE CORPORATION

By
[CORPORATE SEAL]		Chairman of the Board

Attest.:

Secretary

[CORPORATE SEAL]

CITIBANK, N.A.

By
Attest.:

Trust Officer

STATE OF OKLAHOMA	)
) ss.:
COUNTY OF OKLAHOMA	)

On the          day          of          , 1982, before me personally came          , to me known, who, being by me duly sworn, did depose and say that he is Chairman of the Board of KERR-MCGEE CORPORATION, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

Notary Public

[NOTARIAL SEAL]

My Commission Expires

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

  On the          day of          1982, before me personally came                 , to me known, who, being by me duly sworn, did depose and say that he is a          of Citibank, N.A.          , one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

[NOTARIAL SEAL]
Notary Public